Exhibit 99.1

Cambium Networks Reports Third Quarter 2024 Financial Results

•
Revenues of $43.7 million decreased 5% sequentially
•
Gross margin of 39.9% and non-GAAP(1) gross margin of 42.3%, both higher sequentially
•
Operating loss of $8.1 million, non-GAAP(1) operating loss of $3.6 million
•
Net loss of $9.7 million or a loss of $0.34 per diluted share; non-GAAP(1) net loss of $3.8 million or a loss of $0.14 per diluted share
•
Net cash provided by operating activities of $8.9 million; $46.5 million cash on the balance sheet
•
Adjusted EBITDA(1) loss of $2.3 million or (5.3)% of revenues, an improvement of 65% sequentially

HOFFMAN ESTATES, Ill., Nov 7, 2024 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless and wired networking infrastructure solutions, today announced financial results for the third quarter 2024 ended September 30, 2024.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q3 2024	Q2 2024	Q3 2023	Q3 2024	Q2 2024	Q3 2023
Revenues	$43.7	$45.9	$43.0	$43.7	$45.9	$43.0
Gross margin	39.9%	31.4%	25.5%	42.3%	33.5%	27.7%
Operating margin	(18.4)%	(26.3)%	(51.3)%	(8.2)%	(17.3)%	(36.1)%
Net loss	$(9.7)	$(9.1)	$(26.2)	$(3.8)	$(7.1)	$(12.1)
Adjusted EBITDA margin				(5.3)%	(14.5)%	(33.5)%

1Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of free cash flow and adjusted EBITDA for the third quarter 2024 ended September 30, 2024.

“We are pleased that, despite the market challenges, revenue and margins were within our guidance range for the third quarter. Most importantly, we generated continuing growth in the Enterprise portfolio of products. Margins improved and we delivered increased positive cash from operations compared to the second quarter 2024, and $5.2 million in free cash flow. Cambium’s product sales out of the distribution channel remain higher than reported revenues, and channel inventories declined, as reported by our distributors,” said Morgan Kurk, president and CEO.

Revenues of $43.7 million for the third quarter 2024 decreased by $2.2 million, or 5%, compared to $45.9 million in the second quarter 2024, primarily due to lower Point-to-Point revenues to defense customers, offset partially by higher Enterprise revenues.

GAAP gross margin for the third quarter 2024 was 39.9%, 850 basis points higher than 31.4% for the second quarter 2024. GAAP operating loss for the third quarter 2024 was $8.1 million, a $4.0 million improvement from the operating loss of $12.1 million for the second quarter 2024. GAAP net loss for the third quarter 2024 was $9.7 million, or a net loss of $0.34 per diluted share, compared to a net loss of $9.1 million, or net loss of $0.33 per diluted share for the second quarter 2024.

Non-GAAP gross margin for the third quarter 2024 was 42.3%, a 880 basis point improvement from 33.5% for the second quarter 2024, primarily due to a decline in inventory reserve charges and losses on supplier commitments. Non-GAAP operating loss for the third quarter 2024 was $3.6 million, an improvement from a non-GAAP operating loss of $7.9 million for the second quarter 2024. Non-GAAP net loss for the third quarter 2024 was also improved, at $3.8 million, or a net loss of $0.14 per diluted share, compared to non-GAAP net loss of $7.1 million, or net loss of $0.25 per diluted share, for the second quarter 2024. For the third quarter 2024, adjusted EBITDA was a loss of $2.3 million or (5.3)% of revenues, a 65% improvement from an adjusted EBITDA loss of $6.7 million or (14.5)% of revenues for the second quarter 2024.

Net cash provided by operating activities was $8.9 million for the third quarter 2024, significantly higher compared to net cash provided by operating activities of $2.4 million for the second quarter 2024. Non-GAAP free cash flow totaled $5.2 million for the third quarter of 2024, an improvement compared to negative $1.8 million for the second quarter 2024. Cash totaled $46.5 million as of September 30, 2024.

As of September 30, 2024, the company remained in compliance with its monthly liquidity covenant for its outstanding bank debt at each measurement period during the quarter, but was not in compliance with its quarterly consolidated EBITDA covenant. The company was also not in compliance with its liquidity covenant as of October 31, 2024. The covenant violations affords the lenders the right to declare the amounts outstanding immediately due and payable, and as such, the term loan facility and the associated debt issuance costs and the revolving loan facility have all been classified as a current liability and the deferred debt issuance costs associated with the revolving loan facility have been classified as a current asset in the accompanying unaudited condensed consolidated balance sheets as of September 30, 2024. The company is seeking a forbearance from the bank and is working with them to address its noncompliance with the covenants.

Fourth Quarter 2024 Financial Outlook

Cambium Networks’ financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent that they are reasonably foreseeable; however, actual results may differ materially from the outlook.

Taking into account our current visibility, the financial outlook as of November 7, 2024, for the fourth quarter ending December 31, 2024, is as follows:

•
Revenues between $40.0-$45.0 million
•
GAAP gross margin between 40.0%-42.0%; and non-GAAP gross margin between 42.5%-44.5%
•
GAAP operating loss between $7.0-$9.0 million; and non-GAAP operating loss between $3.0-$5.0 million
•
Adjusted EBITDA loss between $1.0-$3.0 million; and adjusted EBITDA margin between (2.0)%-(7.0)%

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results for the third quarter of 2024 at 4:30 p.m. ET today, November 7, 2024. To join the financial results live webcast and view additional materials that will be posted to the investor website, listeners should access the investor page of Cambium Networks website at: https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.

To access the live conference call by phone, listeners should register in advance at https://register.vevent.com/register/BIdc28a1c98af9472980b80dde48bef173. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences and device connectivity with compelling economics. Our ONE Network platform simplifies management of Cambium's wired and wireless broadband and network edge technologies, allowing customers to focus more on managing their business rather than the network. We make connectivity that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2024, and Form 10-Qs filed on May 10, 2024 and August 9, 2024. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our ability to meet the financial and other covenants under our secured credit facilities; our ability to predict and respond to emerging technological trends and network operators' changing needs; our ability to successfully comply with or obtain a waiver of compliance with the financial covenants under our credit facilities and therefore continue as a going concern; the sufficiency of our cash resources and needs for additional financing; our ability to forecast future demand or the level of inventory in our distribution channel; our ability to manage inventory and the risk of excess or obsolete inventory in our channel; the impact of competitive pressures on the development of new products and our success against competitors in our markets; risks caused by political tensions around the world; the strength of the United States dollar and the impact on the cost of our products globally; current or future unfavorable economic conditions, both domestically and in our foreign markets, including the risk of a global or localized recessions; our reliance on limited or sole source suppliers; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the ability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the technological complexity of our products, which may contain undetected hardware defects or software bugs or subject our products to the risks of ransomware or malware or other cyber-attacks; the impact of any material weaknesses in and our ability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; any future impairment or write offs of intangible assets; the impact of actual or threatened health epidemics and other outbreaks; our reliance on the availability of third-party licenses; and our inability to obtain intellectual property protections for our products. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	September 30, 2024	June 30, 2024	September 30, 2023

Revenues	$43,726	$45,946	$43,046
Cost of revenues	26,281	31,536	32,087
Gross profit	17,445	14,410	10,959
Gross margin	39.9%	31.4%	25.5%
Operating expenses
Research and development	9,275	9,149	13,151
Sales and marketing	8,398	9,706	9,675
General and administrative	6,149	5,988	8,688
Depreciation and amortization	1,682	1,669	1,545
Total operating expenses	25,504	26,512	33,059
Operating loss	(8,059)	(12,102)	(22,100)
Operating margin	(18.4)%	(26.3)%	(51.3)%
Interest expense, net	1,403	1,304	620
Other expense, net	8	3	63
Loss before income taxes	(9,470)	(13,409)	(22,783)
Provision (benefit) for income taxes	206	(4,266)	3,417
Net loss	$(9,676)	$(9,143)	$(26,200)

Loss per share
Basic	$(0.34)	$(0.33)	$(0.95)
Diluted	$(0.34)	$(0.33)	$(0.95)
Weighted-average number of shares outstanding to compute loss per share
Basic	28,217,453	27,902,956	27,619,281
Diluted	28,217,453	27,902,956	27,619,281

Share-based compensation included in costs and expenses:
Cost of revenues	$52	$51	$45
Research and development	959	920	1,037
Sales and marketing	413	486	597
General and administrative	1,071	1,104	1,166
Total share-based compensation expense	$2,495	$2,561	$2,845

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash	$46,491	$18,710
Accounts receivable, net of credit losses of $502 and $283	57,275	64,103
Inventories, net	42,980	66,878
Income taxes receivable	1,118	222
Prepaid expenses	15,928	6,589
Other current assets	7,389	6,069
Total current assets	171,181	162,571

Noncurrent assets
Property and equipment, net	13,957	12,879
Software, net	13,387	11,985
Operating lease assets	6,708	7,894
Intangible assets, net	6,551	7,675
Goodwill	9,842	9,842
Deferred tax assets, net	—	3,694
Other noncurrent assets	983	1,335
TOTAL ASSETS	$222,609	$217,875
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$19,619	$19,120
Accrued liabilities	46,138	47,069
Employee compensation	3,894	5,071
Current portion of long-term debt, net	67,577	3,186
Deferred revenues	8,967	8,765
Other current liabilities	9,866	13,117
Total current liabilities	156,061	96,328
Noncurrent liabilities
Long-term debt, net	—	21,926
Deferred revenues	11,761	10,473
Noncurrent operating lease liabilities	9,332	6,595
Other noncurrent liabilities	1,825	1,619
Total liabilities	178,979	136,941
Commitments and contingencies
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at September 30, 2024 and December 31, 2023; 28,241,507 outstanding at September 30, 2024 and 27,834,908 outstanding at December 31, 2023	3	3
Additional paid in capital	160,958	152,768
Treasury shares, at cost, 271,787 shares at September 30, 2024 and 260,236 shares at December 31, 2023	(5,664)	(5,624)
Accumulated deficit	(109,864)	(64,598)
Accumulated other comprehensive loss	(1,803)	(1,615)
Total shareholders’ equity	43,630	80,934
TOTAL LIABILITIES AND EQUITY	$222,609	$217,875

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Cash flows from operating activities:
Net loss	$(9,676)	$(9,143)	$(26,200)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of software and intangible assets	2,696	2,584	2,294
Amortization of debt issuance costs	80	78	81
Share-based compensation	2,495	2,561	2,845
Deferred income taxes	—	—	3,612
Provision for inventory excess and obsolescence	727	2,384	4,577
Other	(105)	(243)	155
Change in assets and liabilities:
Receivables	(275)	1,674	22,457
Inventories	6,262	3,240	(1,993)
Prepaid expenses	(3,872)	684	(772)
Income taxes receivable	3,531	(4,353)	(886)
Accounts payable	4,407	(298)	(5,156)
Accrued employee compensation	(447)	387	(527)
Other assets and liabilities	3,074	2,846	(733)
Net cash provided by (used in) operating activities	8,897	2,401	(246)
Cash flows from investing activities:
Purchases of property and equipment	(2,128)	(2,314)	(1,125)
Purchases of software	(1,534)	(1,856)	(2,185)
Net cash used in investing activities	(3,662)	(4,170)	(3,310)
Cash flows from financing activities:
Proceeds from issuance of revolver debt	—	5,000	—
Repayment of term loan	(1,312)	—	(656)
Issuance of ordinary shares under ESPP	—	663	—
Taxes paid related to net share settlement of equity awards	(6)	(17)	(219)
Proceeds from share option exercises	—	—	6
Net cash (used in) provided by financing activities	(1,318)	5,646	(869)
Effect of exchange rate on cash	—	(14)	(24)
Net increase (decrease) in cash	3,917	3,863	(4,449)
Cash, beginning of period	42,574	38,711	31,978
Cash, end of period	$46,491	$42,574	$27,529

Supplemental disclosure of cash flow information:
Income taxes paid, net of refunds received	$(3,319)	$2,231	$1,120
Interest paid	$2,069	$922	$474
Significant non-cash activities:
Increase (decrease) in property, equipment and software unpaid in accounts payable or accrued in liabilities	$1,376	$46	$(167)
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$115	$—	$14
Deferred issuance costs incurred but not yet paid	$50	$275	$—

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT CATEGORY	Three Months Ended

	September 30, 2024	June 30, 2024	September 30, 2023
Point-to-Multi-Point	$17,999	$19,647	$23,596
Point-to-Point	9,347	13,656	15,809
Enterprise	15,160	11,310	2,499
Other	1,220	1,333	1,142
Total Revenues	$43,726	$45,946	$43,046

REVENUES BY REGION
	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
North America	$21,300	$20,647	$17,768
Europe, Middle East and Africa	12,200	15,003	14,274
Caribbean and Latin America	5,902	5,306	5,726
Asia Pacific	4,324	4,990	5,278
Total Revenues	$43,726	$45,946	$43,046

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, free cash flow, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net (loss) income as reported in our consolidated statements of operations excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring expenses, (v) share-based compensation expense, and (vi) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets

(affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks’ control. As a result, management excludes this item from Cambium Networks' internal operating forecasts and models. We also adjust EBITDA to exclude nonrecurring expenses and restructuring expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Free cash flow is a non-GAAP measure defined as cash flows from operating activities less capital expenditures, which is disclosed as purchases of property and equipment and purchases of software in our unaudited condensed consolidated statement of cash flows. We believe this non-GAAP financial measure is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment. Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for cash from operating activities and may not be comparable to similarly titled measures employed by other companies. Free cash flow is not necessarily a measure of our ability to fund our cash needs.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses, nonrecurring legal expenses, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expenses are excluded. Management may issue different types of awards, including share options, and restricted share units, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control.

Amortization of acquired intangibles includes customer relationships and is excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks’ ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred. Non-GAAP results exclude the effect of a valuation allowance recorded against tax assets for the cumulative loss related to our UK and U.S. operations. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique non-recurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for the purpose of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect on earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net loss	$(9,676)	$(9,143)	$(26,200)
Interest expense, net	1,403	1,304	620
Provision (benefit) for income taxes	206	(4,266)	3,417
Depreciation and amortization of software and intangible assets	2,696	2,584	2,294
EBITDA	(5,371)	(9,521)	(19,869)
Share-based compensation	2,495	2,561	2,845
Restructuring and other nonrecurring expenses	570	310	2,602
Adjusted EBITDA	$(2,306)	$(6,650)	$(14,422)

Adjusted EBITDA Margin	(5.3)%	(14.5)%	(33.5)%

The following table reconciles Cash flows from operating activities to Free cash flow, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)
	Three months ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net cash provided by (used in) operating activities	$8,897	$2,401	$(246)
Purchases of property and equipment	(2,128)	(2,314)	(1,125)
Purchases of software	(1,534)	(1,856)	(2,185)
Free cash flow	$5,235	$(1,769)	$(3,556)

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
GAAP gross profit	$17,445	$14,410	$10,959
Share-based compensation expense	52	51	45
Amortization of capitalized software costs	1,014	916	750
Restructuring and nonrecurring expense	—	26	152
Non-GAAP gross profit	$18,511	$15,403	$11,906
Non-GAAP gross margin	42.3%	33.5%	27.7%

GAAP research and development expense	$9,275	$9,149	$13,151
Share-based compensation expense	959	920	1,037
Restructuring and other nonrecurring expense	172	26	630
Non-GAAP research and development expense	$8,144	$8,203	$11,484

GAAP sales and marketing expense	$8,398	$9,706	$9,675
Share-based compensation expense	413	486	597
Restructuring and other nonrecurring expenses	213	196	350
Non-GAAP sales and marketing expense	$7,772	$9,024	$8,728

GAAP general and administrative expense	$6,149	$5,988	$8,688
Share-based compensation expense	1,071	1,104	1,166
Restructuring and other nonrecurring expenses	185	62	1,470
Non-GAAP general and administrative expense	$4,893	$4,822	$6,052

GAAP depreciation and amortization	$1,682	$1,669	$1,545
Amortization of acquired intangibles	375	374	374
Non-GAAP depreciation and amortization	$1,307	$1,295	$1,171

GAAP operating loss	$(8,059)	$(12,102)	$(22,100)
Share-based compensation expense	2,495	2,561	2,845
Amortization of capitalized software costs	1,014	916	750
Amortization of acquired intangibles	375	374	374
Restructuring and other nonrecurring expenses	570	310	2,602
Non-GAAP operating (loss) income	$(3,605)	$(7,941)	$(15,529)

GAAP pre-tax loss	$(9,470)	$(13,409)	$(22,783)
Share-based compensation expense	2,495	2,561	2,845
Amortization of capitalized software costs	1,014	916	750
Amortization of acquired intangibles	375	374	374
Restructuring and other nonrecurring expenses	570	310	2,602
Non-GAAP pre-tax (loss) income	$(5,016)	$(9,248)	$(16,212)

GAAP (benefit) provision for income taxes	$206	$(4,266)	$3,417
Valuation allowance impacts	2,254	(4,955)	5,292
Tax rate change	—	—	119
Tax impacts of share vesting	272	487	80
Tax effect of Non-GAAP adjustments	(1,114)	(1,040)	(1,314)
All other discrete items	(19)	3,368	3,373
Non-GAAP (benefit) provision for income taxes	$(1,188)	$(2,126)	$(4,133)
Non-GAAP ETR	23.7%	23.0%	25.5%

GAAP net loss	$(9,676)	$(9,143)	$(26,200)
Share-based compensation expense	2,495	2,561	2,845
Amortization of capitalized software costs	1,014	916	750
Amortization of acquired intangibles	375	374	374
Restructuring and other nonrecurring expenses	570	310	2,602
Non-GAAP adjustments to tax	2,507	(1,100)	8,864
Tax effect of Non-GAAP adjustments	(1,114)	(1,040)	(1,314)
Non-GAAP net (loss) income	$(3,829)	$(7,122)	$(12,079)
Non-GAAP fully weighted basic shares	28,242	28,209	27,662
Non-GAAP fully weighted diluted shares	28,242	28,211	27,744
Non-GAAP net (loss) income per Non-GAAP basic share	$(0.14)	$(0.25)	$(0.44)
Non-GAAP net (loss) income per Non-GAAP diluted share	$(0.14)	$(0.25)	$(0.44)

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Contacts:
Investor Relations
Cambium Networks
investors@Cambiumnetworks.com